10-Q

Exhibit 10.109

AMENDMENT TO MEZZANINE NOTE
(SENIOR MEZZANINE)

THIS AMENDMENT TO MEZZANINE NOTE (SENIOR MEZZANINE), dated as of March 29, 2005 (this Amendment), is made by and between CNL HOTEL DEL SENIOR MEZZ PARTNERS, LP, a Delaware limited partnership (Mezzanine Borrower) having an office at c/o CNL Hotels & Resorts, Inc., Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, and GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation, having an office at 60 Wall Street, New York, New York 10005 (together with its successors and assigns, Mezzanine Lender).

WHEREAS, Mezzanine Borrower delivered to Mezzanine Lender that certain Mezzanine Note (Senior Mezzanine) in favor of Mezzanine Lender in the original principal amount of Ninety Million Dollars ($90,000,000), dated February 9, 2005 (the Mezzanine Note), which Mezzanine Note is secured by, among other things, (i) that certain Mezzanine Loan and Security Agreement (Senior Mezzanine), dated as of February 9, 2005, by and between Mezzanine Borrower and Mezzanine Lender, and (ii) that certain Pledge and Security Agreement (Senior Mezzanine), dated as of February 9, 2005, by and between Mezzanine Borrower and Mezzanine Lender; and

WHEREAS, Mezzanine Borrower and Mezzanine Lender desire to amend the terms of the Mezzanine Note as provided in this Amendment.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) paid in hand, the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mezzanine Borrower and Mezzanine Lender agree to amend the Mezzanine Note as follows:

1.	Capitalized terms used in this Amendment and not defined herein shall have the respective meanings provided in the Mezzanine Note.

2.	Section 1(b) of the Mezzanine Note is hereby amended as follows:

The definition of LIBOR Margin is deleted in its entirety and replaced with the following:
"LIBOR Margin shall mean 225 basis points (2.25%) per annum."
3.	Except as amended by this Amendment, the Mezzanine Note shall continue to remain in full force and effect.

4.	This Amendment shall be governed by the laws of the State of New York, without regard to choice of law rules.

5.	This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one binding agreement.

6.
The provisions of this Amendment are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment on the date first written above.

MEZZANINE BORROWER:

CNL HOTEL DEL SENIOR MEZZ
PARTNERS, LP, a Delaware limited partnership

By: CNL Hotel Del Senior Mezz Partners
GP, LLC, a Delaware limited liability company,
its General Partner

By: /s/ Barry A.N. Bloom
Name: Barry A.N. Bloom
Title: Senior Vice President

[Mezzanine Lender signature on following page]

MEZZANINE LENDER:

GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation

By: /s/ Todd O. Sammann
Name: Todd O. Sammann
Title:  Vice President

By: /s/ Tobin Cobb
Name: Tobin Cobb
Title: Vice President
10-Q